Exhibit 99.1
ALLERGAN REPORTS THIRD QUARTER OPERATING RESULTS AND
INCREASES FULL YEAR EARNINGS GUIDANCE
•	Pharmaceutical Sales Increased 25 Percent for the Third Quarter

•	Board of Directors Declares Third Quarter Dividend
(IRVINE, Calif., November 1, 2005)— Allergan, Inc. (NYSE: AGN) today announced operating results for the third quarter ended September 30, 2005. Allergan also announced that its Board of Directors has declared a third quarter dividend of $0.10 per share, payable on December 12, 2005 to stockholders of record on November 16, 2005.
Operating Results
For the quarter ended September 30, 2005:
•	Allergan’s net sales were $606.1 million, including $0.2 million of non-pharmaceutical product sales.

•	Pharmaceutical sales increased 25.0 percent, or 23.6 percent at constant currency, compared to pharmaceutical sales in the third quarter of 2004.

•	Allergan reported $1.12 diluted earnings per share compared to the $0.69 diluted earnings per share reported for the third quarter of 2004. The reported $1.12 diluted earnings per share includes:
•	the incurrence of restructuring charges related to the scheduled termination of Allergan’s manufacturing and supply agreement with Advanced Medical Optics (AMO);

•	the incurrence of restructuring charges and transition and duplicate operating expenses related to the streamlining of Allergan’s research and development and select commercial activities throughout Europe;

•	a decrease in the amount of taxes previously estimated in connection with the repatriation of foreign earnings that had been permanently re-invested outside the United States;

•	the recognition of a gain from the sale of a third party equity investment;

•	a charge associated with the buy-out of a licensing agreement with Johns Hopkins University;

•	the recognition of a gain on the sale of assets primarily used for contract manufacturing and the former distribution of AMO related products;

•	the recognition of a gain associated with the sale of Allergan’s contact lens care product (CLCP) and surgical product distribution business in India;

•	the recognition of an additional amount of income tax benefit for previously paid state income taxes and interest income related to the total income tax benefit;
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•	the resolution of several significant income tax audit issues, including transfer prices, related to tax years currently under examination or not yet settled through expiration of the statute of limitations and a related reversal of previously accrued statutory interest expense associated with these previously uncertain tax positions; and

•	the effect of an unrealized gain on the mark-to-market adjustment to foreign currency derivative instruments.
The items above included in diluted earnings per share total $38.4 million, which consists of $18.5 million pre-tax, $23.0 million related to the provision for income taxes and $3.1 million related to minority interest.

•	Allergan’s adjusted diluted earnings per share were $0.83, representing a 23.9 percent increase compared to adjusted diluted earnings per share of $0.67 reported for the third quarter of 2004. Adjusted diluted earnings per share for the third quarter of 2005 exclude the items outlined above and a reconciliation of the adjustments made from reported earnings per share to adjusted diluted earnings per share is contained in the financial tables of this document.
“We are extremely pleased with our results and performance in the third quarter and as a result have increased our full year financial guidance,” said David E.I. Pyott, Allergan’s Chairman of the Board, President and Chief Executive Officer. “Moreover, we recently entered into a strategic agreement with GlaxoSmithKline which we expect will help us to continue to maximize the value of our assets globally and strengthen our strategic position; and further demonstrates our intent to continually adapt our business model to realize greater sales, greater productivity and increase stockholder value.”
Product and Pipeline Update
During the third quarter of 2005:
•	On August 19, 2005, Allergan announced that it received a written approval from the United States Food and Drug Administration (FDA) to market Alphagan® P (brimonidine tartrate ophthalmic solution) 0.1%, indicated for the lowering of intraocular pressure in patients with open-angle glaucoma or ocular hypertension.

•	On September 28, 2005, Allergan announced that it received positive opinions for Combigan™, Allergan’s Alphagan®/timolol combination product for glaucoma (brimonidine tartrate/timolol ophthalmic solution), from all twenty-one Concerned Member States included in the Combigan™ Mutual Recognition Procedure for the European Union.

•	On September 29, 2005, Allergan entered into a multi-year alliance with Sirna Therapeutics, Inc. to develop Sirna-027, a novel RNAi-based therapeutic currently in Phase I for age-related macular degeneration, and to discover and develop other novel RNAi-based therapeutics against select gene targets in ophthalmic diseases.
Following the end of the third quarter of 2005:
•	On October 3, 2005, Allergan announced that it entered into a long-term agreement with GlaxoSmithKline (GSK) to develop and promote Allergan’s Botox® (botulinum toxin type A) in Japan and China and to co-promote GSK’s products Imitrex STATdose System® (sumatriptan succinate) and Amerge® (naratriptan hydrochloride) in the United States.
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•	On October 3, 2005, Acadia Pharmaceuticals announced that it received a milestone payment from Allergan in connection with the advancement of a clinical program directed at novel treatment for neuropathic pain.

•	On October 24, 2005, NPS Pharmaceuticals announced that it entered into an agreement with Allergan to promote Restasis® (cyclosporine ophthalmic emulsion 0.05%) to rheumatologists in the United States.
Other Events
•	Allergan recently made the decision to terminate its clinical program for oral tazarotene for the treatment of moderate to very severe psoriasis based on a comprehensive cost benefit and net present value analysis which demonstrated that research and development resources should be directed to more valuable opportunities in the pipeline. Allergan will continue to investigate the use of tazarotene for the treatment of retinal disease.
Outlook
•	For the fourth quarter of 2005, Allergan estimates:
•	Total sales between $565 million and $580 million.

•	Adjusted diluted earnings per share in the range of $0.88 and $0.89.
•	For the full year of 2005:
•	Allergan is increasing total pharmaceutical sales guidance to between $2,240 million and $2,260 million.

•	Allergan is increasing the expected range of Restasis® sales to between $180 million and $200 million and is also increasing the expected range of the Alphagan® franchise sales to between $255 million and $275 million. All other individual product sales guidance provided in July 2005 remains unchanged.

•	Pharmaceutical only income statement ratio guidance provided in July 2005 has changed to:

•	Gross Profit of approximately 83.0% to 84.0%.

•	SG&A of approximately 40.0%.
•	Research and development pharmaceutical only income statement ratio guidance provided in July 2005 remains unchanged.

•	Diluted shares outstanding guidance and the effective tax rate on adjusted earnings guidance provided in July 2005 remain unchanged.

•	Allergan is increasing adjusted diluted earnings per share guidance to approximately $3.26 to $3.27, which is approximately a $0.05 per share increase from guidance provided in July 2005. Adjusted diluted earnings per share guidance anticipates non-GAAP adjustments to diluted earnings per share including the following items discussed above and in previous earnings releases:
•	the recognition of income associated with the termination of Allergan’s Vitrase® collaboration agreement with ISTA Pharmaceuticals, Inc.;

•	restructuring activities;

•	taxes on the repatriation of foreign earnings;

•	the gain on the equity investment sale;
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•	the licensing agreement termination charge;

•	the gain on the sale of AMO assets;

•	the gain on the sale of India’s distribution business related to CLCP & Surgical;

•	the income tax benefit for previously paid state income taxes and interest income related to the total income tax benefit; and

•	the resolution of several significant tax audit issues and related reversal of previously accrued statutory interest expense.
A reconciliation of the adjustments made from diluted earnings per share guidance to adjusted diluted earnings per share guidance is contained in the financial tables of this document. Adjusted diluted earnings per share guidance for 2005 excludes the effect of expensing stock options. Consistent with the Securities and Exchange Commission’s announcement amending the compliance dates for Financial Accounting Standards Board Statement No. 123R (FAS 123R), Allergan will begin implementing FAS 123R when it becomes effective, which is currently anticipated to be the first fiscal quarter of 2006.
Forward-Looking Statements
In this press release, the statements regarding new product development, market potential, expected growth, efficiencies, costs and savings, as well as the outlook for Allergan’s earnings per share and revenue forecasts, among other statements above, are forward-looking statements. Because forecasts are inherently estimates that cannot be made with precision, Allergan’s performance at times differs materially from its estimates and targets, and Allergan often does not know what the actual results will be until after a quarter’s end and year’s end. Therefore, Allergan will not report or comment on its progress during a current quarter except through public announcement. Any statement made by others with respect to progress during a current quarter cannot be attributed to Allergan.
Any other statements in this press release that refer to Allergan’s expected, estimated or anticipated future results are forward-looking statements. All forward-looking statements in this press release reflect Allergan’s current analysis of existing trends and information and represent Allergan’s judgment only as of the date of this press release. Actual results may differ materially from current expectations based on a number of factors affecting Allergan’s businesses, including, among other things, changing competitive, market and regulatory conditions; the timing and uncertainty of the results of both the research and development and regulatory processes; domestic and foreign health care and cost containment reforms; technological advances and patents obtained by competitors; the performance, including the approval, introduction, and consumer and physician acceptance, of new products and the continuing acceptance of currently marketed products; the effectiveness of advertising and other promotional campaigns; the timely and successful implementation of strategic initiatives; the results of any pending or future litigations, investigations or claims; the uncertainty associated with the identification of and successful consummation and execution of external corporate development initiatives and strategic partnering transactions; and Allergan’s ability to obtain and successfully maintain a sufficient supply of products to meet market demand in a timely manner. In addition, matters generally affecting the economy, such as changes in interest and currency exchange rates; international relations; and the state of the economy worldwide, can materially affect Allergan’s results. Therefore, the reader is cautioned not to rely on these forward-looking statements. Allergan expressly disclaims any intent or obligation to update these forward-looking statements except as required to do so by law.
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Additional information concerning the above-referenced risk factors and other risk factors can be found in press releases issued by Allergan, as well as Allergan’s public periodic filings with the Securities and Exchange Commission, including the discussion under the heading “Certain Factors and Trends Affecting Allergan and its Businesses” in Allergan’s 2004 Form 10-K and Allergan’s Form 10-Q for the quarter ended June 24, 2005. Copies of Allergan’s press releases and additional information about Allergan is available at www.allergan.com or you can contact the Allergan Investor Relations Department by calling 714-246-4636.
About Allergan, Inc.
Allergan, Inc., with headquarters in Irvine, California, is a technology-driven, global health care company providing specialty pharmaceutical products worldwide. Allergan develops and commercializes products in the eye care, neuromodulator, skin care and other specialty markets that deliver value to its customers, satisfy unmet medical needs, and improve patients’ lives.
Allergan Contacts
Jim Hindman (714) 246-4636 (investors)
Joann Bradley (714) 246-4766 (investors)
Ashwin Agarwal (714) 246-4582 (investors)
Caroline VanHove (714) 246-5134 (media)
Heather Katt (714) 246-6224 (media)
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6-6-6	ALLERGAN, INC.
Condensed Consolidated Statements of Earnings and
Reconciliation of Non-GAAP Adjustments
(Unaudited)

	Three months ended
in millions, except per share amounts	September 30, 2005				September 24, 2004
		Non-GAAP				Non-GAAP
	GAAP	Adjustments		Adjusted	GAAP	Adjustments		Adjusted
Product sales
Net sales	$606.1	$—		$606.1	$510.8	$—		$510.8
Cost of sales	98.5	(0.1	)(a)	98.4	99.1	—		99.1

Product gross margin	507.6	0.1		507.7	411.7	—		411.7

Selling, general and administrative	237.7	12.8	(a)(j)	250.5	195.5	—		195.5
Research and development	110.2	(3.5	)(a)(b)	106.7	83.0	—		83.0
Special charges	(0.1)	0.1	(c)	—	—	—		—

Operating income	159.8	(9.3)		150.5	133.2	—		133.2

Interest income	11.4	(2.1	)(d)	9.3	2.6	—		2.6
Interest expense	1.6	(6.5	)(d)	(4.9)	(6.8)	—		(6.8)
Unrealized gain (loss) on derivative instruments, net	(0.2)	0.2	(e)	—	(0.1)	0.1	(e)	—
Gain on investments	0.8	(0.8	)(f)	—	—	—		—
Other, net	(0.8)	—		(0.8)	3.6	(5.0	)(h)	(1.4)

	12.8	(9.2)		3.6	(0.7)	(4.9)		(5.6)

Earnings before income taxes and minority interest	172.6	(18.5)		154.1	132.5	(4.9)		127.6

Provision for income taxes	19.9	23.0	(g)	42.9	40.3	(1.9	)(i)	38.4
Minority interest	2.2	(3.1	)(k)	(0.9)	0.2	—		0.2

Net earnings	$150.5	$(38.4)		$112.1	$92.0	$(3.0)		$89.0

Net earnings per share:
Basic	$1.15			$0.86	$0.70			$0.68

Diluted	$1.12			$0.83	$0.69			$0.67

Weighted average number of common shares outstanding:
Basic	131.0			131.0	131.5			131.5
Diluted	134.7			134.7	132.8			132.8

Selected ratios as a percentage of net sales

Gross profit	83.7%			83.8%	80.6%			80.6%
Selling, general and administrative	39.2%			41.3%	38.3%			38.3%
Research and development	18.2%			17.6%	16.2%			16.2%
(a)	Transition/duplicate operating expenses, consisting of Cost of sales of $0.1 million; Selling, general and administrative expense of $0.9 million and Research and development expense of $0.5 million

(b)	Buy-out of license agreement with Johns Hopkins

(c)	Restructuring charge reversal

(d)	Interest income related to previously paid state income taxes and reversal of interest expense related to tax settlements

(e)	Unrealized loss on the mark-to-market adjustment to derivative instruments

(f)	Gain on sale of third party equity investment

(g)	Total tax effect for non-GAAP pre-tax adjustments and other income tax adjustments, consisting of the following amounts (in millions):

Tax effect
Non-GAAP pre-tax adjustments of $18.5 million	$4.1
Additional benefit for state income taxes	(1.4)
Resolution of uncertain tax positions	(19.5)
Change in estimated income taxes on additional dividends repatriated above the base and extraordinary dividends amount	(6.2)

$(23.0)

(h)	Technology transfer fee

(i)	Income tax benefit for previously paid state income taxes and tax effect for non-GAAP adjustments

(j)	Gain on sale of assets primarily used for AMO contract manufacturing ($5.8 million) and gain on sale of distribution business in India ($7.9 million)

(k)	Minority interest related to gain on sale of distribution business in India
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“GAAP” refers to financial information presented in accordance with generally accepted accounting principles in the United States.
This press release includes historical non-GAAP financial measures, as defined in Regulation G promulgated by the Securities and Exchange Commission, with respect to the three and nine months ended September 30, 2005 and September 24, 2004. Allergan believes that its presentation of historical non-GAAP financial measures provides useful supplementary information to investors. The presentation of historical non-GAAP financial measures is not meant to be considered in isolation from or as a substitute for results prepared in accordance with accounting principles generally accepted in the United States.
In this press release, Allergan reported the non-GAAP financial measure “adjusted earnings” and related “adjusted diluted earnings per share.” Allergan uses adjusted earnings to enhance the investor’s overall understanding of the financial performance and prospects for the future of Allergan’s core business activities. Specifically, Allergan believes that a report of adjusted earnings provides consistency in its financial reporting and facilitates the comparison of results of core business operations between its current, past and future periods. Adjusted earnings is one of the primary indicators management uses for planning and forecasting in future periods. Allergan also uses adjusted earnings for evaluating management performance for compensation purposes.
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8-8-8	ALLERGAN, INC.
Condensed Consolidated Statements of Earnings and
Reconciliation of Non-GAAP Adjustments
(Unaudited)

	Nine months ended
in millions, except per share amounts	September 30, 2005				September 24. 2004
		Non-GAAP				Non-GAAP
	GAAP	Adjustments		Adjusted	GAAP	Adjustments		Adjusted
Product sales
Net sales	$1,724.3	$—		$1,724.3	$1,489.4	$—		$1,489.4
Cost of sales	304.3	(0.4	)(a)(c)	303.9	282.9	—		282.9

Product gross margin	1,420.0	0.4		1,420.4	1,206.5	—		1,206.5

Selling, general and administrative	689.5	11.7	(a)(j)	701.2	572.8	2.4	(h)	575.2
Research and development	283.5	(4.0	)(a)(b)	279.5	257.6	—		257.6
Special charges	37.6	(37.6	)(c)	—	—	—		—

Operating income	409.4	30.3		439.7	376.1	(2.4)		373.7

Interest income	23.0	(2.2	)(d)(f)	20.8	6.8	—		6.8
Interest expense	(7.5)	(6.5	)(d)	(14.0)	(14.2)	—		(14.2)
Unrealized gain (loss) on derivative instruments, net	1.0	(1.0	)(e)	—	0.1	(0.1	)(e)	—
Gain on investments	0.8	(0.8	)(l)	—	—	—		—
Other, net	3.0	(3.5	)(f)	(0.5)	2.3	(5.0	)(k)	(2.7)

	20.3	(14.0)		6.3	(5.0)	(5.1)		(10.1)

Earnings before income taxes and minority interest	429.7	16.3		446.0	371.1	(7.5)		363.6

Provision for income taxes	163.2	(34.0	)(g)	129.2	105.8	3.2	(i)	109.0
Minority interest	2.7	(3.1	)(m)	(0.4)	0.7	—		0.7

Net earnings	$263.8	$53.4		$317.2	$264.6	$(10.7)		$253.9

Net earnings per share:
Basic	$2.02			$2.43	$2.02			$1.93

Diluted	$1.98			$2.38	$1.97			$1.89

Weighted average number of common shares outstanding:
Basic	130.8			130.8	131.3			131.3
Diluted	133.2			133.2	134.1			134.1

Selected ratios as a percentage of net sales

Gross profit	82.4%			82.4%	81.0%			81.0%
Selling, general and administrative	40.0%			40.7%	38.5%			38.6%
Research and development	16.4%			16.2%	17.3%			17.3%
(a)	Transition/duplicate operating expenses, consisting of Cost of sales of $0.1 million; Selling, general and administrative expense of $2.0 million and Research and development expense of $1.0 million

(b)	Buy-out of license agreement with Johns Hopkins

(c)	Restructuring charge of $37.6 million and related inventory write-offs of $0.3 million

(d)	Interest income related to previously paid state income taxes and reversal of interest expense related to tax settlements

(e)	Unrealized gain on the mark-to-market adjustment to derivative instruments

(f)	Termination of ISTA Vitrase collaboration agreement (including interest income of $0.1 million)

(g)	Total tax effect for non-GAAP pre-tax adjustments and other income tax adjustments, consisting of the following amounts (in millions):

Tax effect
Non-GAAP pre-tax adjustments of $16.3 million	$0.7
Additional benefit for state income taxes	(1.4)
Resolution of uncertain tax positions	(19.5)
Extraordinary dividends of $674 million under the American Jobs Creation Act of 2004	32.8
Additional repatriation of foreign earnings of $85.8 million above extraordinary dividends amount	21.4

$34.0

(h)	Patent infringement settlement

(i)	Income tax benefit for previously paid state income taxes and tax effect for non-GAAP adjustments

(j)	Gain on sale of assets primarily used for AMO contract manufacturing ($5.8 million) and gain on sale of distribution business in India ($7.9 million)

(k)	Technology transfer fee

(l)	Gain on sale of third party equity investment

(m)	Minority interest related to gain on sale of distribution business in India
“GAAP” refers to financial information presented in accordance with generally accepted accounting principles in the United States.
See non-GAAP financial measures disclosure on previous page.
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9-9-9
ALLERGAN, INC.
Condensed Consolidated Balance Sheets
(Unaudited)

	September 30,	December 31,
in millions	2005	2004

Assets

Cash and equivalents	$1,110.6	$894.8
Trade receivables, net	252.3	243.5
Inventories	90.5	89.9
Other current assets	173.3	147.8

Total current assets	1,626.7	1,376.0

Property, plant and equipment, net	466.9	468.5
Other noncurrent assets	539.8	412.5

Total assets	$2,633.4	$2,257.0

Liabilities and stockholders’ equity

Notes payable	$126.0	$13.1
Accounts payable	114.4	97.9
Accrued expenses and income taxes	359.0	348.6

Total current liabilities	599.4	459.6

Long-term debt	575.6	570.1
Other liabilities	118.8	111.1
Stockholders’ equity	1,339.6	1,116.2

Total liabilities and stockholders’ equity	$2,633.4	$2,257.0

Days on Hand (DOH)	84	79

Days Sales Outstanding (DSO)	38	40

Cash, net of debt	$409.0	$311.6

Debt-to-capital percentage	34.4%	34.3%
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10-10-10
ALLERGAN, INC.
Reconciliation of Diluted Earnings Per Share
(Unaudited)

in millions, except per share amounts	Three months ended		Nine months ended
	September 30,	September 24,	September 30,	September 24,
	2005	2004	2005	2004
Net earnings, as reported	$150.5	$92.0	$263.8	$264.6

Non-GAAP earnings per share adjustments:
Restructuring charge (a)	(0.1)	—	37.9	—
Transition/duplicate operating expense	1.5	—	3.1	—
Buy-out of license agreement with Johns Hopkins	3.0	—	3.0	—
Gain on sale of distribution business in India	(7.9)	—	(7.9)	—
Gain on sale of assets primarily used for AMO contract manufacturing	(5.8)	—	(5.8)	—
Termination of ISTA Vitrase collaboration agreement	—	—	(3.6)	—
Gain on sale of equity investment	(0.8)	—	(0.8)	—
Interest related to previously paid state income taxes and income tax settlements	(8.6)	—	(8.6)	—
Technology transfer fee	—	(5.0)	—	(5.0)
Patent infringement settlement	—	—	—	(2.4)
Unrealized (gain) loss on derivative instruments	0.2	0.1	(1.0)	(0.1)

	132.0	87.1	280.1	257.1

Tax effect for above items	4.1	1.9	0.7	2.9
Resolution of uncertain tax positions	(19.5)	—	(19.5)	—
Tax effect of dividend repatriation	(6.2)	—	54.2	—
State income tax recovery	(1.4)	—	(1.4)	(6.1)
Minority interest effect of sale of distribution business in India	3.1	—	3.1	—

Adjusted diluted earnings	$112.1	$89.0	$317.2	$253.9

Weighted average number of shares issued	131.0	131.5	130.8	131.3

Net shares assumed issued using the treasury stock method for options outstanding during each period based on average market price	2.1	0.7	1.5	1.7

Dilutive effect of assumed conversion of convertible subordinated notes outstanding	1.6	0.6	0.9	1.1

	134.7	132.8	133.2	134.1

Diluted earnings per share, as reported	$1.12	$0.69	$1.98	$1.97

Non-GAAP earnings per share adjustments:
Restructuring charge (a)	—	—	0.25	—
Transition/duplicate operating expense	0.01	—	0.02	—
Buy-out of license agreement with Johns Hopkins	0.02	—	0.02	—
Gain on sale of distribution business in India	(0.05)	—	(0.05)	—
Gain on sale of assets primarily used for AMO contract manufacturing	(0.04)	—	(0.04)	—
Termination of ISTA Vitrase collaboration agreement	—	—	(0.02)	—
Gain on sale of equity investment	(0.01)	—	(0.01)	—
Interest related to previously paid state income taxes and income tax settlements	(0.04)	—	(0.04)	—
Technology transfer fee	—	(0.02)	—	(0.02)
Patent infringement settlement	—	—	—	(0.01)
Unrealized (gain) loss on derivative instruments	0.01	—	—	—
Resolution of uncertain tax positions	(0.15)	—	(0.15)	—
Tax effect of dividend repatriation	(0.05)	—	0.41	—
State income tax recovery	(0.01)	—	(0.01)	(0.05)
Minority interest effect of sale of distribution business in India	0.02	—	0.02	—

Adjusted diluted earnings per share	$0.83	$0.67	$2.38	$1.89

Year over year change	23.9%		25.9%

(a) Including inventory write-offs of $0.3 million for the nine month period ending September 30, 2005.
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11-11-11
ALLERGAN, INC.
Supplemental Non-GAAP Information
(Unaudited)

	Three months ended
	September 30,	September 24,	$ change in net sales			Percent change in net sales
	2005	2004	Total	Performance	Currency	Total	Performance	Currency
in millions

Eye Care Pharmaceuticals	$358.1	$285.4	$72.7	$68.7	$4.0	25.5%	24.1%	1.4%
Botox/Neuromodulator	214.8	174.6	40.2	37.7	2.5	23.0%	21.6%	1.4%
Skin Care	33.0	24.8	8.2	8.2	—	33.1%	33.1%	—%

Total	605.9	484.8	121.1	114.6	6.5	25.0%	23.6%	1.4%

Other (primarily contract sales)	0.2	26.0	(25.8)	(25.8)	—	(99.2)%	(99.2)%	—%

Net sales, as reported	$606.1	$510.8	$95.3	$88.8	$6.5	18.7%	17.4%	1.3%

Alphagan P, Alphagan and Combigan	$75.1	$73.2	$1.9	$1.3	$0.6	2.6%	1.8%	0.8%

Lumigan	72.8	60.3	12.5	11.9	0.6	20.7%	19.8%	0.9%

Other Glaucoma	4.7	4.6	0.1	(0.1)	0.2	2.0%	(1.0)%	3.0%

Restasis	54.0	24.1	29.9	29.8	0.1	123.8%	123.6%	0.2%

Domestic	69.0%	69.2%

International	31.0%	30.8%

	Nine months ended
	September 30,	September 24,	$ change in net sales			Percent change in net sales
	2005	2004	Total	Performance	Currency	Total	Performance	Currency
in millions

Eye Care Pharmaceuticals	$981.1	$835.1	$146.0	$131.1	$14.9	17.5%	15.7%	1.8%
Botox/Neuromodulator	603.6	502.2	101.4	92.3	9.1	20.2%	18.4%	1.8%
Skin Care	93.2	73.9	19.3	19.2	0.1	26.1%	26.0%	0.1%

Total	1,677.9	1,411.2	266.7	242.6	24.1	18.9%	17.2%	1.7%

Other (primarily contract sales)	46.4	78.2	(31.8)	(32.0)	0.2	(40.7)%	(40.9)%	0.2%

Net sales, as reported	$1,724.3	$1,489.4	$234.9	$210.6	$24.3	15.8%	14.1%	1.7%

Alphagan P, Alphagan and Combigan	$206.1	$204.9	$1.2	$(1.5)	$2.7	0.6%	(0.7)%	1.3%

Lumigan	196.3	171.1	25.2	22.4	2.8	14.7%	13.1%	1.6%

Other Glaucoma	13.7	14.8	(1.1)	(1.7)	0.6	(7.7)%	(11.3)%	3.6%

Restasis	137.6	65.5	72.1	72.0	0.1	110.1%	109.9%	0.2%

Domestic	67.7%	69.4%

International	32.3%	30.6%
In this press release, Allergan reported sales performance using the non-GAAP financial measure of constant currency sales. Constant currency sales represent current period reported sales adjusted for the translation effect of changes in average foreign exchange rates between the current period and the corresponding period in the prior year. Allergan calculates the currency effect by comparing adjusted current period reported amounts, calculated using the monthly average foreign exchange rates for the corresponding period in the prior year, to the actual current period reported amounts. Management refers to growth rates at constant currency so that sales results can be viewed without the impact of changing foreign currency exchange rates, thereby facilitating period-to-period comparisons of Allergan’s sales. Generally, when the dollar either strengthens or weakens against other currencies, the growth at constant currency rates will be higher or lower, respectively, than growth reported at actual exchange rates.
-more-

12-12-12
ALLERGAN, INC.
Reconciliation of GAAP Diluted Earnings Per Share Guidance
To Adjusted Diluted Earnings Per Share Guidance
(Unaudited)

	Fiscal 2005
	Low	High
GAAP diluted Earnings Per Share Guidance (a)	$2.86	$2.87

Restructuring charge (a)	0.25	0.25
Transition/duplicate operating expense	0.02	0.02
Buy-out of license agreement with Johns Hopkins	0.02	0.02
Gain on sale of distribution business in India	(0.05)	(0.05)
Gain on sale of assets primarily used for AMO contract manufacturing	(0.04)	(0.04)
Termination of ISTA Vitrase collaboration agreement	(0.02)	(0.02)
Gain on sale of equity investment	(0.01)	(0.01)
Interest related to previously paid state income taxes and income tax settlements	(0.04)	(0.04)
Resolution of uncertain tax positions	(0.15)	(0.15)
State income tax recovery	(0.01)	(0.01)
Tax effect of dividend repatriation	0.41	0.41
Minority interest effect of sale of distribution business in India	0.02	0.02

Adjusted diluted Earnings Per Share Guidance	$3.26	$3.27

(a) GAAP diluted earnings per share guidance excludes any potential impact of future unrealized gains or losses on derivative instruments and future restructuring charges and transition / duplicate operating expenses associated with the Company’s planned restructuring and streamlining of its European operations and the termination of the manufacturing and supply agreement with Advanced Medical Optics.
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